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                                                              EXHIBIT 1(A3)(bii)

                                                                             PPA

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                               PERSONAL PRODUCING
                                AGENT'S AGREEMENT




This Agreement is effective ________________________________________________, by
and between Provident Mutual Life Insurance Company, hereinafter called the Company, and ________________________________________________, hereinafter called the Personal Producing Agent (PPA).

In consideration of the mutual covenants and agreements listed below, the parties agree as follows:




1. OBLIGATIONS OF THE PERSONAL PRODUCING AGENT

         The PPA's obligations shall be:

         (a) To solicit and procure applications for the insurance and annuities set forth in the commission schedules and issued or marketed by the Company in all states in which the Company and the PPA are authorized to do business. All such applications shall be forwarded promptly to the Company, whether the same are reported upon favorably or otherwise by the local medical or paramedical examiner.

         (b) To hold all moneys received or collected on behalf of the Company in trust and immediately remit them to the Company without deduction.

         (c) To provide service incidental to maintaining the policies or contracts of the Company.

         (d) To conform to and observe all applicable federal or state statutes or rules or regulations pertaining to insurance or insurance agents.

         (e) To conform to and observe all Company rules, policies, and directives now in effect and as they may be revised from time to time.
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2. LIMITATION OF AUTHORITY

         The PPA is not authorized to do, and agrees not to do nor attempt to do any of the following:

         (a) Accept risks or contracts of any kind or bind the Company in any way.

         (b) Make, alter, or discharge any insurance or other contract; or extend the time for paying a premium; or waive forfeitures.

         (c) Incur any debt, obligation, or liability for which the Company is responsible.

         (d) Initiate or respond to legal proceedings in the Company's name.

         (e) Market or solicit policies or contracts, directly or indirectly, where the Company or where the PPA is not properly licensed.

         (f) Pay any rebate of premium either directly or indirectly, or provide any other inducement not specified in the policy or contract, to any person as an inducement to purchase any policy or contract.

         (g) Issue or use any sales material or advertisement, of any form whatsoever, other than those supplied by the Company or with the Company's written approval.

         (h)      Violate applicable replacement statutes or regulations.

         (i) Induce or attempt to induce any policyholder to withdraw values from existing policies or contracts or relinquish policies or contracts with the Company, or its subsidiaries, for the purpose of entering into any non-Company transaction that will result in compensation, directly or indirectly, to the PPA.




3. RELATIONSHIP

         (a) In performing the duties under this Agreement, the PPA shall act as an independent contractor and not as an employee of the Company.

         (b) The PPA agrees to be governed in the performance of his, her, or its duties by the terms and conditions of this Agreement, and by the rules established by the Company. While an independent contractor, the PPA reserves the right to exercise independent judgment in marketing the Company's policies, including the choice of time, place, and manner of sale. No other provision of this Agreement nor any rule of the Company shall be construed to abridge this right or create the relationship of employer and employee between the Company and the PPA, or between any employee of the PPA and the Company.


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4. COMPENSATION

         (a) Commissions, fees, or other compensation on premiums covering insurance policies and annuity contracts produced by the PPA and issued by the Company during the continuance of this Agreement, when and as said premiums become due and are actually paid in cash to the Company, shall be paid to the PPA in accordance with and subject to all of the terms and conditions of this Agreement and the commission schedules and any Supplement and/or Amendment attached hereto, and as they may be changed from time to time. It is expressly recognized and agreed that the Company may unilaterally amend, modify, or change the commission schedules and the Supplement in any manner at any time in the future provided, however, that any such amendments, modifications, or changes in commissions, fees, or other compensation shall apply only to policies or contracts issued by the Company after the effective date of such change.

         (b) In the event that this Agreement is terminated pursuant to subsection (a) or (b) of section 12 of this Agreement, commissions are vested and shall be paid for policy years 1 to 10 to the PPA or the executors, administrators, or assigns of the PPA. In the event that this Agreement is terminated pursuant to subsection (c) or (d) of section 12 of this Agreement, no further commissions, fees, or other compensation shall be paid.

         (c) To the extent permitted by law, the Company may discharge its obligation under this Agreement to pay commissions, fees, or other compensation due after its termination, if the total amount of commissions, fees, or other compensation paid to the PPA under this Agreement in any full calendar year beginning with the second full calendar year after termination of this Agreement is less than $500.00. In such case, no further commissions, fees, or other compensation shall be paid to the PPA.




5. COMMISSION AND FEE EXCEPTIONS

         (a) Subject to all of the provisions of this Agreement, commissions or fees on variable life insurance policies can only be paid or credited to a PPA who is a registered representative of an affiliate of the Company or a registered representative of a broker/dealer who has a sales agreement with an affiliate of the Company and holds any required state licenses when a variable life insurance sale is made and when each premium is paid.

         (b) Commissions, fees, and other compensation on any policy or contract for which rates and conditions are not specified in the applicable commission schedules shall be as determined by the Company.



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         (c)      No commissions, fees, or other compensation shall be paid to the PPA upon any premium, or portion thereof, payment of which is waived in accordance with the provisions contained in the policy because of the disability of the insured or applicant or the death of the applicant.

         (d) If a policy issued under this Agreement replaces, in whole or in part, a policy or contract previously issued by the Company, or its subsidiaries, the Company shall have the right to determine what, if any, commissions, fees, or other compensation shall be allowed.

         (e) If a policy or contract is changed to a different kind or amount, or if its date is changed, the Company shall have the right to determine what, if any, commissions, fees, or other compensation shall be allowed or recovered.

         (f) Commissions, fees, or other compensation, if any, on the conversion of any policy or contract or coverage shall be as determined by the Company.

         (g) Commissions, fees, or other compensation, if any, on policies issued on a modified underwriting, guaranteed issue, salary savings basis, for less than published minimum or where classification is other than standard, shall be as determined by the Company.

         (h) If the Company shall return all, or any portion, of any premiums on a policy or contract paid for under this or any previous Agreements, for any reason whatsoever, the Company shall have the right to deduct all or part of the commissions, fees, or other compensation received by the PPA on such premiums from any commissions, fees, or other compensation thereafter due and payable to the PPA, without limitation to any other rights of the Company, including the right to demand immediate repayment from the PPA. Any amount remaining unpaid shall be an indebtedness to the Company.




6. INDEBTEDNESS

         Any indebtedness due the Company from the PPA shall be a first lien on all commissions, fees, or other compensation payable to the PPA under this Agreement, until the amount of such indebtedness is fully paid, without limitation to any other rights of the Company, both prior to and after termination of this Agreement to recover such indebtedness.

         This provision shall not be construed in any way to limit the amount of any indebtedness of the PPA to the value of the commissions, fees, or other compensation payable under this Agreement. In addition to a deduction from commissions, fees, or other compensation, the Company may take such other actions to recover or collect such



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         indebtedness as it deems appropriate. To the extent the Company takes legal action to recover such indebtedness, it may recover attorney's fees, costs and expenses from the PPA.

         If the PPA is a corporation, the officer of the corporation personally signing this Agreement guarantees the performance of all of its terms and conditions, and hereby assumes personal liability and responsibility for any default in said terms and conditions, including personal responsibility and liability for repayment of any and all indebtedness owed the Company arising out of the terms of this Agreement without the necessity of the Company first enforcing any default against the corporate PPA.




7. ASSIGNMENT OF COMMISSIONS, FEES, OR OTHER COMPENSATION

         This Agreement is not assignable unless authorized in writing by the Company.




8. NON-WAIVER OF RIGHTS

         Neither failure by the Company to exercise any of its rights under this Agreement nor its failure to require the PPA to meet his, her, or its obligations hereunder shall be deemed to be a waiver of such right or obligation and shall not in any way interfere with the ability of the Company to exercise such right or require compliance with such obligation either prior to or after termination of this Agreement.




9. ACCOUNTS AND RECORDS

         The Company has a proprietary interest in any books, accounts, computer and/or other records, documents, policy record cards, applications, vouchers, letters, written correspondence with policyholders and the Company, and all other items provided by the Company, and relating to or connected with the business of the Company, or its subsidiaries, and such accounts and records are the property of the Company. Upon termination of this Agreement by either party, for any reason, the PPA agrees to return immediately to the Company all accounts and records as defined above. The PPA shall at all times, up to and including the return of said accounts and records to the Company, preserve and protect the confidentiality of such accounts, records, and other items. The PPA's breach of this confidentiality by releasing any information contained in said accounts, records, and other items to other than the client, the client's advisors, or



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         persons specifically authorized by the Company, shall be deemed a violation of this Agreement.




10. PRIOR AGREEMENTS

         All previous or existing Personal Producing Agent's Agreements, or other Agent's Agreements whether oral or written, between the PPA and the Company, are hereby terminated.




11. CHANGE IN AGREEMENT

         The Company reserves the right to unilaterally amend, modify, or change this Agreement, including any of the applicable commission schedules or the Supplement, in any manner at any time in the future, provided, however, that any amendment, modification, or change in commissions, fees, or other compensation shall apply only to policies or contracts issued by the Company after the effective date of such change.




12. TERMINATION OF AGREEMENT

         This Agreement shall terminate:

         (a) At any time for any reason whatsoever, with or without cause, by either the Company or the PPA giving to the other party written notice delivered in person or sent by ordinary mail to the party's last known address.

         (b) If the PPA is an individual, immediately upon the death of the PPA.

         (c) If the PPA is a corporation, immediately upon the dissolution or liquidation of the PPA.

         (d) Immediately and without written notice if the Company determines that the PPA has committed any fraudulent, dishonest, or illegal act or had misappropriated or withheld funds, and the date of such termination shall coincide with the date of the violation or act giving rise to termination. After such termination, no further commissions, fees, or other compensation shall be paid to the PPA under the Agreement.



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13. PROHIBITED ACTIVITY

         For one year after termination of this Agreement, the PPA shall not directly or indirectly advise, induce, or solicit any policyholder of the Company, or its subsidiaries, to lapse, cancel, or replace any policy or contract of the Company or borrow values from any policy or contract of the Company to pay any premium on a policy of another company.

         In the event the PPA violates this provision, the PPA agrees that the Company may pursue all remedies, legal or equitable, including injunction, to enforce compliance with this provision and the PPA shall be responsible for the payment of any legal fees. Notwithstanding any other provisions in this Agreement, no further commissions, fees, or other compensation shall be paid in the event the PPA violates this provision.




14. ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement between the parties and supersedes all previous agreements entered into between the parties with regard to the subject matter set forth herein.




15. MISCELLANEOUS

         The term "Agreement" as used herein, refers to this Personal Producing Agent's Agreement, the commission schedules, and any Supplement and/or Amendments.




16. SEVERABILITY

         If any provision of the Agreement is found to be illegal or otherwise unenforceable, the remainder of this Agreement shall not be affected and shall remain fully enforceable.


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17. ACKNOWLEDGEMENT

         By executing this Agreement, the PPA acknowledges that PPA has read it in its entirety and is in agreement with the terms and conditions outlining the rights of the Company and the PPA, under this Agreement.


     Provident Mutual Life Insurance
                 Company

By: ________________________               _____________________________________
                                           Signature of Personal Producing Agent

                                           _____________________________________
                                              Name of Personal Producing Agent
                                                       (Type or Print)


                                                   If PPA is a Corporation:


                                       By: _____________________________________



                                    Title: _____________________________________



                                           _____________________________________
                                                        Corporate Name


                                           _____________________________________
                                                    State of Incorporation


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                                                                             PPA

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                                  SUPPLEMENT TO

                               PERSONAL PRODUCING
                               AGENT'S AGREEMENT




This Supplement is attached and hereby incorporated into the Personal Producing Agent's Agreement, hereinafter called the Agreement, and is subject to all of the terms and conditions contained in the Agreement.

This Supplement may be unilaterally amended, modified or changed by the Company at any time in the future pursuant to section 11 of the Agreement.



1.       COMMISSIONS ON INDIVIDUAL LIFE INSURANCE POLICIES AND ANNUITY CONTRACTS

         Subject to all of the provisions of this Agreement, the Company will pay the PPA on premiums covering individual life insurance policies and annuity contracts issued during the continuance of this Agreement, when and as said premiums become due and are actually paid in cash to the Company, first year commissions and renewal commissions for policies and contracts produced by the PPA at the rates set forth in the commission schedule for policy years 1 to 10 inclusive.



2.       FEES ON INDIVIDUAL LIFE INSURANCE POLICIES

         Subject to all of the provisions of this Agreement, the Company will pay to the PPA on premiums covering individual life insurance policies issued during the continuance of this Agreement, when and as said premiums become due and are actually paid in cash to the Company, fees for policies produced by the PPA at the rates set forth in the commission schedule for policy year 11 and subsequent policy years. Said fee payment shall cease with the last payment preceding termination of the Agreement.
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3. GENERAL PROVISIONS

         The Company's determination shall be binding and final on all parties with regard to the matters on which the calculations are based, including but not limited to: the date on which a commission is considered to be paid or credited and commissions paid by the Company.

4. INDEBTEDNESS

         In addition to the provisions in section 6 of the Agreement, the Company may deduct from any commissions, fees or other compensation due the PPA under the Agreement any indebtedness which is now or may hereafter become due from the PPA to the Company or any of its subsidiaries, whether arising under the Agreement or otherwise.

         This provision shall not be construed to limit the amount of any indebtedness to the value of commissions, fees or other compensation due under the Agreement, nor shall it be construed to limit any other rights of the Company or its subsidiaries to recover any indebtedness as described above. If legal action is taken to recover such indebtedness, the Company and/or its subsidiaries may recover attorney's fees, costs, and expenses from the PPA.



                                                Provident Mutual Life Insurance
                                                            Company



Effective Date:     January 1, 1997            By:  /s/  Andrew J. Stack
                -----------------------            -----------------------------
                                                         Andrew J. Stack
                                                   Senior Vice President - PPGA


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                                                                             PPA

                     PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                                 OF PHILADELPHIA

                ANNUALIZED ADVANCE COMMISSION PAYMENTS AMENDMENT


This Amendment is attached and hereby incorporated into the Personal Producing Agent's Agreement, hereinafter called the Agreement, and is subject to all of the terms and conditions contained in the Agreement. This Amendment is for the purpose of authorizing certain annualized advance commission payments to the Personal Producing Agent, hereinafter called the PPA and to set forth conditions and obligations for repayment. In its sole discretion, the Company may permit annualized advance commission payments on certain policies in designated circumstances. As to such advances, the terms are as follows:



1. Upon payment of the first monthly premium under the Automatic Payment Plan, quarterly premium, or semi-annual premium on a life insurance policy issued by the Company pursuant to an application obtained by the PPA, the commission for the first full policy year will be determined and paid to the PPA by the Company. The amount of such payment shall be the Annualized First Year Commission.



2. The maximum premiums to which this Agreement will apply are limited to scheduled premiums no greater than: $2,000 for semi-annual premiums, $1,000 for quarterly premiums, or $330 for monthly premiums under the Automatic Payment Plan. Policies with premiums greater than the above listed amounts are not eligible for annualization.



3. Should the Insured die, or should the policy on which an Annualized First Year Commission has been paid lapse or terminate for any reason whatsoever before the premiums for the first full policy year are paid, that percentage of the Annualized First Year Commission equal to the percentage of the premiums for the first full policy year which were not paid shall be deemed to be the unearned portion of the Annualized First Year Commission which has been advanced to the PPA by the Company, and which thereafter will constitute an indebtedness to the Company without further demand by the Company.
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4.       PPA hereby agrees to repay to the Company any unearned portion of the
         Annualized First Year Commission, and hereby authorizes the Company to deduct any unearned portion of the Annualized First Year Commission from any commissions, fees, or other compensation payable by the Company to the PPA. This authorization to deduct amounts owed to the Company shall not limit any other rights or remedies available to the Company to recover such indebtedness, including any rights or remedies set forth in the Agreement.


5. The Company reserves the right to alter, change, or make exceptions to this Amendment at any time and for any reason without notice to the PPA, including but not limited to the right to exempt or withdraw specific policies from the Amendment and the minimum and maximum premiums to which the Amendment will apply. In addition to the termination provisions set forth in the Agreement, the Company may terminate this Amendment at any time and for any reason, with or without cause.



This Amendment will not become effective until it has been approved and signed by the Company at its Home Office.



Approved at Home Office:



By: _______________________________               ______________________________
                                                    Signature of PPA





Effective Date: ___________________               ______________________________
                                                               Date


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